                                                                Exhibit 1.A.5(d)
                                                                      2E-5ACC-02



                       ACCELERATION OF DEATH BENEFIT RIDER

                  ISSUED BY NEW ENGLAND LIFE INSURANCE COMPANY

THE WAITING PERIODS FOR SUICIDE AND INCONTESTABILITY ARE DIFFERENT FROM THOSE IN THE POLICY AND BEGIN ON THE ISSUE DATE OF THE RIDER.

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page or on the Policy Specifications page for Policy Change. A copy of the application for this Rider is attached to and made a part of the Rider.

IMPORTANT: THE BENEFIT PAYMENTS UNDER THIS RIDER MAY BE TAXABLE OR MAY AFFECT ELIGIBILITY FOR BENEFITS UNDER STATE OR FEDERAL LAW. YOU SHOULD CONSULT YOUR TAX ADVISER TO DETERMINE THE EFFECT ON YOU.

DEFINITIONS               "Eligible Proceeds" are the Policy Proceeds as defined
                          in your Policy: less any Face Amount provided by a Supplemental Coverage Term Rider; and plus any amount of benefit provided by a rider that we consent to apply to an Accelerated Death Benefit.

                          "Accelerated Death Benefit" is the amount we will pay under this Rider if we receive proof that the Insured is terminally ill.

                          We will compute the Accelerated Death Benefit based on the following:

                          1. The amount of Eligible Proceeds you choose to accelerate. (See Amount of Accelerated Death Benefit);

                          2.  Reduced life expectancy;

                          3.  A processing charge not to exceed $150; and

                          4.  An Interest Rate no greater than the greater of:

                              a.  The current yield on 90 day treasury bills;
                                  and

                              b. The current maximum statutory adjustable policy loan interest rate.

                          This method of computation has been filed with the insurance supervisory official of the state that governs your Policy. We may change the assumptions we use from time to time.

                          "Terminally ill" means having a life expectancy of 12 months or less.

AMOUNT OF ACCELERATED     You may choose to apply all or part of the Eligible
DEATH BENEFIT             Proceeds to your Accelerated Death Benefit subject to
                          the following conditions:

                          1.  You must apply at least $20,000.

                          2.  You cannot apply more than the greater of:

                              a.  $250,000; and

                              b. 10% of the Eligible Proceeds under this and all other similar riders issued by us and our affiliates.

                          3. The Face Amount of your Policy after payment of a partial Accelerated Death Benefit must be at least $50,000.

CONDITIONS                Your right to the Accelerated Death Benefit under this
                          Rider is subject to the following:

                          1. You must provide proof satisfactory to us, including a statement signed by a physician, that the Insured is terminally ill. The physician may not be you, the Insured, or a member of the Insured's family. We have the right to have the Insured examined at our expense by a physician we choose.

                          2. You must make a written request for payment in a form acceptable to us.

                          3. Any irrevocable beneficiary must give written consent for payment in a form acceptable to us.

                          4. Any assignee must give written consent for payment in a form acceptable to us.

                          5.  We may require the Policy for endorsement.

                          6. You may request only one Accelerated Death Benefit under this Rider.

                          7. Insurance subject to incontestability and suicide provisions will not be included in the Eligible Proceeds.

                          8.  Your Policy is not eligible for this benefit if:

                              a. You are required by law to use this Rider to meet the claims of creditors, whether in bankruptcy or otherwise; or

                              b. You are required by a government agency to use this Rider to apply for, obtain, or keep a government benefit or entitlement.

PAYMENT OF                Unless otherwise requested, we may pay the Accelerated
ACCELERATED DEATH         Death Benefit in one sum or by placing the amount in
BENEFIT                   an account that earns interest. You will have
                          immediate access to all or any part of the account.

EFFECT OF BENEFIT         All policy values and the Death Benefit on the
ACCELERATION ON           remaining Policy, if any, will be reduced in the same
POLICY AND RIDERS         proportion as the amount of Eligible Proceeds was
                          applied to the Accelerated Death Benefit. Upon acceleration, future premiums and policy charges will be based on the reduced Death Benefit of the Policy.

                          If you apply all of the Eligible Proceeds to your Accelerated Death Benefit, all policy benefits based on the Insured's life, except for any benefit for accidental death, will end. Any accidental death benefit rider on the life of the Insured will continue in force for 12 months from the date of any payment under this Rider. Any riders that provide a benefit on the life of someone other than the Insured will stay in effect pursuant to their terms as if the Insured had died. No further cost for those riders will be payable.

INCONTESTABILITY          This Rider will not be contestable after it has been
                          in force during the life of the Insured for two years from the Issue Date of the Rider.

SUICIDE EXCLUSION         This Rider does not apply if the Insured's terminal
                          illness is the result of an attempt to commit suicide, while sane or insane, within two years from the Issue
                          Date of the Rider.

TERMINATION               This Rider will terminate at the earliest of:

                          1.  When an Accelerated Death Benefit is paid;

                          2. The date on which the Policy would be disqualified as a life insurance contract because this Rider is attached, under the Internal Revenue Code as interpreted by the Internal Revenue Service;

                          3. When the Policy to which this Rider is attached terminates; and

                          4. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and the Policy are the same unless another Issue Date is shown below.

-----------------------
Issue Date


      /s/ [ILLEGIBLE]                                     /s/ [ILLEGIBLE]
         President                                           Secretary

                                                                      2E-5ABT-02

                          ADJUSTABLE BENEFIT TERM RIDER


                  ISSUED BY NEW ENGLAND LIFE INSURANCE COMPANY

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page. A copy of the application for this Rider is attached to and made part of the Rider.

FACE AMOUNT               The Face Amount of this Rider is shown on the Policy
                          Specifications page.

LIFE INSURANCE BENEFIT    This Rider provides non-convertible term life
                          insurance on the Insured shown on the Policy
                          Specifications page. We will pay the Death Benefit of this Rider to the Beneficiary if the Insured dies while this Rider is in force.

                          The Death Benefit and Net Amount at Risk provisions in the Policy are modified so that where it states "Face Amount" it includes this Rider's Face Amount.

ADJUSTABLE BENEFIT TERM   While this Rider is in force an adjustment in the Face
DATES                     Amount of this Rider may be requested. Except with our
                          consent, such request may be made once each Policy year. The adjustment will be effective on the monthly anniversary on or after our receipt of the request.

ADJUSTABLE BENEFIT TERM   The Face Amount of this Rider may be increased subject
AMOUNT                    to the following conditions:

                          1. Written request, subject to our approval, to increase the Face Amount of this Rider;

                          2. Proof that the Insured is insurable based on our underwriting rules for this Rider; and

                          3. An increase of at least $1,000, except with our consent.

                          The Face Amount of this Rider may be decreased, subject to our approval, upon our receipt of a written request.

                          If you request a change in Death Benefit Option, this Rider's Face Amount may be decreased. (See the Change in Death Benefit Option provision in your Policy.)

                          If you request a partial withdrawal, this Rider's Face Amount may be decreased. (See the Partial Withdrawal provision in your Policy.)

MONTHLY COST OF           The Monthly Cost of Insurance for this Rider for the
INSURANCE                 following month is charged as part of the Monthly
                          Deduction and is included in the Total Monthly Cost of Insurance. The Monthly Cost of Insurance is calculated as described in the Policy. (See the Monthly Deduction and the Monthly Cost of Insurance provisions in the Policy.).

MONTHLY COST OF           The Monthly Cost of Insurance Rate for this benefit is
INSURANCE RATES           based on the Insured's Attained Age, Risk
                          Classification and sex. Monthly Cost of Insurance
                          Rates will be determined by us based on expectations as to future mortality, tax, interest earnings, expense and persistency experience. We will not adjust such rates as a means of recovering prior losses nor as a means of distributing prior profits. These rates will not exceed those shown in the Table of Maximum
                          Monthly Cost of Insurance Rates for the Adjustable
                          Benefit Term Rider.

TERMINATION               This Rider will terminate on the first of the
                          following events to occur:

                          1.  The lapse of the Policy;

                          2.  The surrender of the Policy;

                          3.  The Insured's date of death; and

                          4.  Attained Age 100 of the Insured.

The Issue Date and effective date of this Rider and the Policy are the same.


      /s/ [ILLEGIBLE]                                     /s/ [ILLEGIBLE]
         President                                           Secretary

                TABLE OF MAXIMUM MONTHLY COST OF INSURANCE RATES
                                   PER $1,000

INSURED:                  [JOHN DOE]
COVERAGE:                 [ADJUSTABLE BENEFIT TERM RIDER]
POLICY NUMBER:            [16,000,001]

         ATTAINED                                  ATTAINED                             ATTAINED          RATE
            AGE             RATE                     AGE              RATE                 AGE
            35              0.2192                    71             4.9242
            36              0.2342                    72             5.3608
            37              0.2533                    73             5.8525
            38              0.2750                    74             6.3883
            39              0.3000                    75             6.9808
            40              0.3283                    76             7.5917
            41              0.3617                    77             8.2100
            42              0.3958                    78             8.8258
            43              0.4350                    79             9.4575
            44              0.4758                    80            10.1325
            45              0.5225                    81            10.8675
            46              0.5692                    82            11.6833
            47              0.6200                    83            12.5858
            48              0.6733                    84            13.5408
            49              0.7333                    85            14.5167
            50              0.7967                    86            15.4817
            51              0.8700                    87            16.4217
            52              0.9517                    88            17.4475
            53              1.0450                    89            18.4600
            54              1.1500                    90            19.4742
            55              1.2617                    91            20.5100
            56              1.3825                    92            21.6108
            57              1.5075                    93            23.0250
            58              1.6408                    94            24.8458
            59              1.7792                    95            27.4967
            60              1.9325                    96            32.0458
            61              2.1050                    97            40.0167
            62              2.2992                    98            54.8317
            63              2.5192                    99            83.3333
            64              2.7617
            65              3.0242
            66              3.2975
            67              3.5842
            68              3.8792
            69              4.1933
            70              4.5400

THESE RATES ARE FOR THE ADJUSTABLE BENEFIT TERM RIDER AS OF THE ISSUE DATE. THEY ARE BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY MORTALITY TABLE FOR A [MALE, SMOKER].

                                                                       2E-5CT-02


                         CHILDREN'S LIFE INSURANCE RIDER

                  ISSUED BY NEW ENGLAND LIFE INSURANCE COMPANY

THE WAITING PERIODS FOR SUICIDE AND INCONTESTABILITY ARE DIFFERENT FROM THOSE IN THE POLICY AND BEGIN ON THE ISSUE DATE OF THE RIDER.

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page or on the Policy Specifications page for Policy Change. A copy of the application for this Rider is attached to and made part of the Rider.

FACE AMOUNT               The Face Amount for this Rider on each Insured Child
                          at and after age 6 months is the Face Amount shown for the Rider on the Policy Specifications page, or half of that amount before age 6 months. If the Rider is added after issue, the Policy Specifications page for Policy Change shows the Face Amount for the Rider.

LIFE INSURANCE BENEFIT    We will pay the Face Amount to the Beneficiary under
                          this Rider upon the death of the Insured Child while this Rider is in force. We must receive proof that the death occurred before the Expiry Date of insurance on such Insured Child.

DEFINITION OF INSURED     The Insured, as shown on the Policy Specifications
                          page, is the person whose life is covered under the Policy to which this Rider is attached.

DEFINITION OF INSURED     Any child, stepchild or legally adopted child of the
CHILD                     Insured is an Insured Child if named in the
                          application for this Rider. Any child of the Insured born after the date of the application for this Rider will become an Insured Child at age 15 days. Any child who is legally adopted by the Insured after the date of the application for this Rider but before the child's 18th birthday will become an Insured Child at age 15 days or on the date of adoption, if later. Each
                          Insured Child will cease to be an Insured Child on the first to occur of:

                          1.  His or her 25th birthday;

                          2.  The Expiry Date of this Rider;

                          3. A conversion of the insurance provided by the Rider on that Insured Child; and

                          4.  The death of the Insured Child.

OWNER Unless otherwise provided, during the lifetime of the Insured, the Owner of the Policy will be the Owner of this Rider. Upon the death of the Insured, all such rights with respect to insurance then in force under this Rider on the life of an Insured Child, will, unless otherwise provided, vest in such Insured Child.

THE BENEFICIARY           The Beneficiary of any benefit payable as a result of
                          the death of any Insured Child will be: the Insured, if living; if not then the estate of the person upon whose death payment is to be made; unless: otherwise provided in the application; or changed by you.

                          You may change the beneficiary designation of the insurance on the life of any person insured under this Rider. This change must be done during the lifetime of such person. To make such a change you must file a proper written request with us. This request must be accepted by us at our Home Office or any other office designated by us. If we accept your request, the change will take effect as of the date of the request. This change will be subject to any payment or action we took before we received your written request for the change. The beneficiary designation and any changes made will be subject to any assignment of the Policy.

MONTHLY COST OF RIDER     The Monthly Cost of Rider for the following month is
                          charged as part of the Monthly Deduction. The Monthly
                          Cost of Rider for the Children's Life Insurance Rider is:

                          1. The Face Amount shown for the Rider on the Policy Specifications page or Policy Specifications page for Policy Change divided by $1,000; times

                          2. The Monthly Cost of Rider Rate -Children's Life Insurance Rider shown on the Policy Specifications page or on the Policy Specifications page for Policy Change

EXTRA AMOUNT OF           We will provide an extra amount of insurance on an
INSURANCE                 Insured Child for 90 days at no extra charge when:

                          1.  That Insured Child marries;

                          2.  A child is born to that Insured Child; and

                          3.  A child is legally adopted by that Insured Child.

                          The extra amount of insurance will be four times the Face Amount under this Rider. On receipt of proof that that Insured Child died within 90 days after the marriage, birth or adoption, we will pay the extra amount to the estate of that Insured Child. The extra insurance will expire at the end of 90 days after the marriage, birth or adoption. In no event will the amount of extra insurance on an Insured Child be more than four times the Face Amount if any 90-day periods overlap. Any extra amount of insurance provided under this provision is not convertible under the Conversion Rights provision.

PAID-UP TERM BENEFIT      Except as provided under the Suicide Exclusion
                          provision of this Rider, if the Insured's death occurs while this Rider is in force, this Rider will be continued as if the Insured had not died at no extra cost. This fully paid-up benefit will be subject to the terms of this Rider. We must receive proof of death of the Insured.

                          Any child who would have become an Insured Child if the Insured's death had not occurred will become an insured child in accordance with the provisions of this Rider.

CONVERSION RIGHTS         The Owner may convert the term insurance in force
                          under this Rider on each Insured Child for a new policy on that Insured Child's Date of Conversion. The
                          Date of Conversion is the 25th birthday of that Insured Child or, if earlier, the Expiry Date of this Rider. An Insured Child's Date of Conversion can be advanced to the date any extra amount of insurance on that Insured Child expires under this Rider. The new policy will be issued:

                          1.  On the life of the Insured Child;

                          2.  Without proof of insurability;

                          3. With a Face Amount not more than 5 times the Face Amount of this Rider on the Insured Child;

                          4. Based on a standard nonsmoker risk classification or the risk classification the issuing company determines is closest to it if that classification is not available on the new policy;

                          5.  With a current Policy Date;

                          6.  By us or by an affiliate designated by us;

                          7.  On a plan agreed to by the issuing company;

                          8. At the then current age of the Insured Child as calculated by the issuing company for that plan of insurance;

                          9. Subject to payment of the first premium for the new policy;

                          10. On a policy form and at rates in use by the
                              issuing company on the Policy Date of the new policy; and

                          11. Subject to any assignments and limitations to
                              which this Rider is subject.

                          The conversion may be made only with our consent if the amount of insurance to be converted is less than the issuing company's published minimum limits of issue.

REINSTATEMENT             If this Rider lapses, you may reinstate it within
                          three years after the date of lapse. The Rider cannot be reinstated, except with our consent, if more than three years have passed since the date of lapse. To reinstate, you must submit the following items:

                          1.  A written application for reinstatement;

                          2. Proof satisfactory to us that each Insured Child is insurable by our standards; and

                          3. Payment, while each Insured Child is living, of a premium large enough to keep the Rider in force for at least three months.

                          Upon Reinstatement, we will deduct any Monthly Cost of Rider due and unpaid at the time of lapse. The Insured must be alive on the date we approve the request for Reinstatement. If the Insured is not alive, such approval is void and of no effect.

                          The reinstated rider will be in force from the date we approve the Reinstatement application.

LIMITATIONS ON            This Rider can be reinstated only if the Policy is
REINSTATEMENT             also reinstated or is in force. If only a portion of
                          the Policy coverage is reinstated then only a portion of the Rider coverage may also be reinstated.

INCONTESTABILITY          This Rider will not be contestable after it has been
                          in force during the life of the Insured for two years from the Issue Date of the Rider.

SUICIDE EXCLUSION         If the Insured dies by suicide, while sane or insane,
                          within two years from the Issue Date of this Rider:

                          1. The Rider will not become paid-up under the Paid-up Benefit provision;

                          2.  The Rider will terminate; and

                          3. The Cost of Rider paid for the Rider will be included in the Policy Proceeds.

INCORRECT AGE             The date that coverage under this Rider ceases,
                          expires or terminates will
                          be based on the correct age of each person insured.

EXPIRATION OF INSURANCE   The Expiry Date of this Rider is the policy
                          anniversary nearest the 65th birthday of the Insured.
                          If this Rider has not already expired or been cancelled, then insurance on each Insured Child will cease on the 25th birthday of such child.

TERMINATION               This Rider will terminate upon the earliest of:

                          1.  The lapse of the Policy;

                          2.  The surrender of the Policy;

                          3.  The Expiry Date for the Rider; and

                          4. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of the Owner's written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and Policy are the same unless another Issue Date is shown below. The insurance provided by this Rider will be in force from the Issue Date of the Rider.

-------------------------
Issue Date


      /s/ [ILLEGIBLE]                                     /s/ [ILLEGIBLE]
         President                                           Secretary

                                                                      2E-5CTC-02


                  CONVERTIBLE SUPPLEMENTAL COVERAGE TERM RIDER

                     ISSUED BY NEW ENGLAND INSURANCE COMPANY

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page. A copy of the application for this Rider is attached to and made a part of the Rider.

FACE AMOUNT               The Face Amount of this Rider is shown on the Policy
                          Specifications page.

LIFE INSURANCE BENEFIT    This Rider provides convertible term life insurance on
                          the life of the Insured shown on the Policy
                          Specifications page. We will pay the Face Amount of this Rider to the Beneficiary as part of the Policy
                          Proceeds if the Insured dies while this Rider is in force.

MONTHLY COST OF RIDER     The Monthly Cost of Rider for the following month is
                          charged as part of the Monthly Deduction. The Monthly
                          Cost of Rider is the Monthly Cost of Rider Rate for this Rider times the Face Amount of this Rider divided by 1,000.


MONTHLY COST OF RIDER     The Monthly Cost of Rider Rate for this benefit is
  RATES                   based on the Insured's Attained Age, Risk
                          Classification and sex. Monthly Cost of Rider Rates will be determined by us based on our expectations as to future mortality, tax, interest earnings, expense and persistency experience. We will not adjust such rates as a means of recovering prior losses nor as a means of distributing prior profits. These rates will not exceed those shown in the Table of Maximum Monthly
                          Cost of Rider Rates for the Convertible Supplemental
                          Coverage Term Rider.


DECREASES IN RIDER        After the first policy year, the Face Amount of this
FACE AMOUNT               Rider may be decreased by sending us a written
                          request.

                          Any requested decrease in the Rider's Face Amount will be subject to the following conditions:

                          1. The decrease will become effective on the monthly anniversary on or following our receipt of the request at our Home Office or any other office designated by us;

                          2. The Face Amount after the decrease may not be less than $10,000; and

                          3. Any decrease must be at least the Minimum Face Amount Decrease as shown on the Policy Specifications page.

CONVERSION RIGHTS         After the first policy year, the Owner can, before the
                          policy anniversary on which the Insured is Attained
                          Age 80, convert any portion of the insurance then in force under this Rider to: a new policy; or an increase in Face Amount for the Policy:

                          1. If the Attained Age of the Insured meets the issuing company's issue age requirements on the date of the conversion; and

                          2. If the issuing company's underwriting class requirements on the date of the conversion can be met.

CONVERSION TO A NEW       If the conversion is to a new policy, the new policy
POLICY                    will be issued:

                          1.  With the same Insured as this Rider;

                          2.  Without proof of insurability;

                          3. With a Face Amount equal to the amount of term insurance being converted;

                          4. With the same underwriting class as this Rider, or the class we determine is closest to it if the class of this Rider is not offered on the new policy;

                          5.  With a current Policy Date;

                          6.  By us or by an affiliate designated by us;

                          7.  On a plan agreed to by the issuing company;

                          8. At the then current age of the Insured as calculated by the issuing company for that plan of insurance;

                          9. Subject to payment of the first premium for the new policy less any conversion credit;

                          10. Subject to any assignments and limitations to
                              which this Rider is subject; and

                          11. On a policy form and at rates in use by the
                              issuing company on the Policy Date of the new policy.

                          The conversion may be made only with our consent if:

                          1. The amount of term insurance you want to convert is less than the issuing company's published minimum limits of issue; or

                          2.  Any rider is to be attached to the new policy.

                          The Contestable and Suicide periods of the new policy will be measured from the Issue Date of this Rider.

CONVERSION TO AN          If the conversion is to an increase in Face Amount,
INCREASE IN FACE AMOUNT   any increase in Face Amount is subject to:

                          1. New insurance for the amount of the increase on the same plan at the Attained Age of the Insured on the date of the conversion being allowed under the underwriting rules of the issuing company;

                          2. The amount of the increase being at least the Minimum Face Amount Increase shown on the Policy Specifications page, except with our consent; and

                          3.  A Monthly Deduction for that increase.

                          An increase will be effective on the date shown in the Policy Specifications page for Policy Change.

                          The Contestable and Suicide periods of the increase in Face Amount will be measured from the Issue Date of this Rider.

TERMINATION               This Rider will terminate upon the earliest of:

                          1.  The lapse of the Policy;

                          2.  The surrender of the Policy;

                          3.  The Insured's date of death;

                          4. A conversion of the entire Face Amount of the Rider to new insurance;

                          5.  Attained Age 100 of the Insured; and

                          6. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and the Policy are the same.


      /s/ [ILLEGIBLE]                                     /s/ [ILLEGIBLE]
         President                                           Secretary

                TABLE OF MAXIMUM MONTHLY COST OF INSURANCE RATES
                                   PER $1,000

INSURED:                  [JOHN DOE]
COVERAGE:                 [CONVERTIBLE SUPPLEMENTAL COVERAGE TERM RIDER]
POLICY NUMBER:            [16,000,001]

         ATTAINED                                  ATTAINED                             ATTAINED           RATE
            AGE                  RATE                 AGE                 RATE             AGE
            35                  0.2192                71                 4.9242
            36                  0.2342                72                 5.3608
            37                  0.2533                73                 5.8525
            38                  0.2750                74                 6.3883
            39                  0.3000                75                 6.9808
            40                  0.3283                76                 7.5917
            41                  0.3617                77                 8.2100
            42                  0.3958                78                 8.8258
            43                  0.4350                79                 9.4575
            44                  0.4758                80                10.1325
            45                  0.5225                81                10.8675
            46                  0.5692                82                11.6833
            47                  0.6200                83                12.5858
            48                  0.6733                84                13.5408
            49                  0.7333                85                14.5167
            50                  0.7967                86                15.4817
            51                  0.8700                87                16.4217
            52                  0.9517                88                17.4475
            53                  1.0450                89                18.4600
            54                  1.1500                90                19.4742
            55                  1.2617                91                20.5100
            56                  1.3825                92                21.6108
            57                  1.5075                93                23.0250
            58                  1.6408                94                24.8458
            59                  1.7792                95                27.4967
            60                  1.9325                96                32.0458
            61                  2.1050                97                40.0167
            62                  2.2992                98                54.8317
            63                  2.5192                99                83.3333
            64                  2.7617
            65                  3.0242
            66                  3.2975
            67                  3.5842
            68                  3.8792
            69                  4.1933
            70                  4.5400

THESE RATES ARE FOR THE CONVERTIBLE SUPPLEMENTAL COVERAGE TERM RIDER AS OF THE ISSUE DATE. THEY ARE BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY MORTALITY TABLE FOR A [MALE, SMOKER].

                                                                        2E-E2-02


                     EXCHANGE TO TERM INSURANCE ENDORSEMENT

As of the Issue Date, this Endorsement is a part of the Policy and is subject to all applicable terms and provisions except as modified herein.

EXCHANGE OF POLICY        You can exchange this Policy for a policy which
FOR TERM INSURANCE        provides fixed benefit term insurance:

                          1.  If the Policy has not lapsed;

                          2. If the Policy is in force under a corporate plan of deferred compensation;

                          3. If the purchase of insurance under the plan was not at the option of the Insured; and

                          4. If the exchange is made within three years of the Policy Date of the Policy.

                          The new policy:

                          1. Will be issued by us or by an affiliate designated by us;

                          2.  Will have the same Insured as this Policy;

                          3. Will have a Face Amount equal to the amount of coverage being exchanged; and

                          4. Will be on a plan agreed to by the issuing company.

                          The new policy will have the same Issue Age and Policy Date as this Policy.

                          This Policy will terminate after an exchange. The exchange will be subject to: an application to exchange the Policy; and proof that the Insured is then insurable. An exchange credit will be paid to you. The credit will be quoted by us on request.

                          A detailed statement of the method of computing the exchange credit has been filed, where required, with the Insurance Department of the state in which the Policy is delivered.

                          If you surrender this Policy for its Cash Surrender Value at a time when this Exchange of Policy for Term Insurance would have been available, we will automatically pay an amount equal to the exchange credit in lieu of the Cash Surrender Value if we determine that the exchange credit would be greater.



                                     ABCD                             ABCD
                                   President                        Secretary

                                                                       2E-5GI-02


               OPTIONS TO PURCHASE ADDITIONAL LIFE INSURANCE RIDER

                  ISSUED BY NEW ENGLAND LIFE INSURANCE COMPANY

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page. A copy of the application for this Rider is attached to and made a part of the Rider.

PURCHASE OF               Additional life insurance can be purchased on each
ADDITIONAL LIFE           Purchase Option Date shown on the Options to Purchase
INSURANCE                 Additional Life Insurance Rider Schedule. The
                          additional insurance can be: an increase in Face
                          Amount for the Policy; or a new policy. (See the Increase in Face Amount and The New Policy provisions below.) Application for the additional insurance must be in writing, signed by the Owner and by the Insured and received at our Home Office or any other office designated by us within 60 days of the Purchase Option
                          Date.

MAXIMUM OPTION AMOUNT     The Maximum Option Amount is the maximum amount of
                          additional life insurance that can be purchased on each Purchase Option Date subject to the Maximum Total
                          Option Amount below. The Maximum Option Amount is shown on the Options to Purchase Additional Life
                          Insurance Rider Schedule. You may purchase less than the Maximum Option Amount on any Purchase Option Date.
                          Any portion of the Maximum Option Amount not purchased within 60 days of a Purchase Option Date will be forfeited.

MAXIMUM TOTAL OPTION      The Maximum Total Option Amount is the lesser of:
AMOUNT
                          1.  The number of Purchase Option Dates shown on the
                              Options to Purchase Additional Life Insurance Rider Schedule times the Maximum Option Amount shown on the Options to Purchase Additional Life Insurance Rider Schedule; and

                          2.  $1,000,000.

PURCHASE OPTION DATES     The Purchase Option Dates are shown on the Options to
                          Purchase Additional Life Insurance Rider Schedule.

ADVANCEMENT OF            After the second rider year, at your election, the
PURCHASE OPTION DATES     next available Purchase Option Date can be advanced to
                          the date on which any of the following events occurs:

                          1.  A child is born to the Insured;

                          2. A child under 21 is legally adopted by the Insured;

                          3. A home or other real estate is purchased by the Insured;

                          4.  The Insured marries;

                          5.  The Insured divorces; and

                          6.  The Insured's Spouse dies.

                          Proof, satisfactory to us, of the event may be required prior to advancement.

INCREASE IN FACE          The increase will take effect on the Purchase Option
AMOUNT                    Date subject to the Change in Face Amount provision in
                          your Policy, except that proof of
                          insurability will not be required and the increase will not be subject to the Maximum Face Amount
                          Increase Administration Charge. The underwriting class for the increase in Face Amount will be based on the Underwriting Class Basis for Purchase Options shown in the Options to Purchase Additional Life Insurance
                          Rider Schedule.

                          The Contestable and Suicide periods of each increase issued under this Rider will be measured from the Issue Date of this Rider.

THE NEW POLICY            The new policy will be issued:

                          1.  With the same Insured as this Rider;

                          2.  With the same underwriting class as the
                              Underwriting Class Basis for Purchase Options shown in the Options to Purchase Additional Life Insurance Rider Schedule for this Rider or the class we determine is the closest to it if that class is not offered on the new policy;

                          3. Subject to any assignments and limitations to which this Rider is subject;

                          4.  By us or by an affiliate designated by us;

                          5.  On a plan agreed to by the issuing company;

                          6. At the then current age of the Insured as calculated for that plan of insurance by the issuing company;

                          7. On a policy form and at premium rates in use by the issuing company on the Policy Date of the new policy; and

                          8. With a Policy Date and Issue Date the same as the Purchase Option Date.

                          The new policy will take effect on the Purchase Option
                          Date:

                          1.  During the life of the Insured; and

                          2. Not later than 60 days after the Purchase Option Date.

                          The Contestable and Suicide periods of each new policy issued under this Rider will be measured from the Issue Date of this Rider. Riders can be attached to a new policy only with our consent.

MONTHLY COST OF RIDER     The Monthly Cost of Rider for the following month is
                          charged as part of the Monthly Deduction. The Monthly
                          Cost of Rider is the Guaranteed Monthly Cost of Rider
                          Charge shown on the Options to Purchase Additional
                          Life Insurance Rider Schedule.

TERMINATION               This Rider will terminate upon the earliest of:

                          1.  The lapse of the Policy;

                          2.  The surrender of the Policy;

                          3.  The Insured's date of death;

                          4. When the total amount of coverage issued under this Rider equals the Maximum Total Option Amount;

                          5.  60 days after the final Purchase Option Date; and

                          6. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and Policy are the same.


      /s/ [ILLEGIBLE]                                     /s/ [ILLEGIBLE]
         President                                           Secretary

                                                                       E-3GPO-00


               Rider: Option to Purchase Long-Term Care Insurance

THE COMPANY agrees that the Owner of the Policy can purchase long-term care insurance on the life of the Insured named in the attached Rider Schedule, without proof of insurability.

PURCHASE OF LONG-TERM CARE INSURANCE

A long-term care policy can be applied for within 60 days of a Purchase Option Date. Application for the long-term care policy must be in writing signed by the Owner and by the Insured and received by the company within 60 days of a Purchase Option Date.

PURCHASE OPTION DATES

The Purchase Option Dates are shown in the Rider Schedule.

THE LONG-TERM CARE POLICY

The long-term care policy will be issued:

-     With the same Insured as this Rider;

- With the same underwriting class as this Rider or the class we determine is the closest to it if the class of this Rider is not offered on the long-term care policy;

- On any individual plan of long-term care insurance issued by the Company or by an affiliate designated by the Company on the date of purchase of the long-term care policy;

- On a policy form and at premium rates in use by the company on the date of purchase of the long-term care policy;

-     Subject to any assignments and limitations to which this Rider is subject;

- At the insurance age of the Insured on the date of purchase of the long-term care policy;

- With a Daily Benefit Amount, available at the time you exercise this Option, up to the Amount shown in the Rider Schedule and with a Lifetime Benefit Amount up to the Amount shown in the Rider Schedule;

- With a minimum daily benefit amount based on the company's published minimum on the date of purchase; or the Maximum Daily Benefit Amount shown in the Rider Schedule for the Purchase Option Date, if less, except as otherwise required by law; and

-     Subject to the New Policy Features as shown in the Rider Schedule .

The long-term care policy will take effect on the effective date stated in the long-term care policy, but only if its initial premium is received by the company.

The Company reserves the right to offer an option exercise credit. If an option exercise credit is paid, it will be deducted from the initial premium for the long-term care policy.

If the long-term care policy is issued on a basis other than daily benefits, the Amounts shown in the long-term care policy will reflect the chosen benefit period.

The contestable period of the long-term care policy issued under this Rider will be measured from the Date of Issue of this Rider. Optional features or riders can be attached to the long-term care policy only with the consent of the company.

COST OF RIDER

The monthly cost of insurance charge for this Rider is guaranteed and shown in the Rider Schedule.

DATE OF ISSUE

The Date of Issue of this Rider is the shown in the Rider Schedule.

NOT CONTESTABLE AFTER TWO YEARS

This Rider will not be contestable after it has been in force during the life of the Insured for two years from its Date of Issue.

CONTRACT

A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached, if the Rider is listed on the specifications page. This Rider has no cash value.

TERMINATION

This Rider will terminate upon the earliest of: (a) death of the Insured; (b) surrender of the policy to which this Rider is attached; (c) 60 days after the final Purchase Option Date; (d) the effective date of the long-term care policy; and (e) the Company's recording of a written request signed by the Owner to end the Rider.

NEW ENGLAND LIFE INSURANCE COMPANY

501 Boylston Street, Boston, Massachusetts


                /s/ ABCD                                     /s/ ABCD
                President                                   Secretary

                                 Rider Schedule

INSURED NAME:                   John Doe                       POLICY NUMBER:                            Specimen

DATE OF ISSUE:                  March 1, 2001                  RIDER CLASS:                              Standard

AGE:                            35                             GUARANTEED MONTHLY COST OF INSURANCE      $4.17
                                                               CHARGE

INITIAL DAILY BENEFIT AMOUNT    $110.00

NEW POLICY FEATURES:

     WAITING PERIOD:            100 Days or if less, the minimum number of days required by law.

----------------------  ------------------------------  -----------------------
  PURCHASE                      MAXIMUM DAILY                 MAXIMUM LIFETIME
OPTION DATE                    BENEFIT AMOUNT                  BENEFIT AMOUNT
----------------------  ------------------------------  -----------------------

----------------------  ------------------------------  -----------------------
  3/1/2006                           120.00                        $131,400
----------------------  ------------------------------  -----------------------
  3/1/2011                           140.00                         153,300
----------------------  ------------------------------  -----------------------
  3/1/2016                           170.00                         186,150
----------------------  ------------------------------  -----------------------
  3/1/2021                           190.00                         208,050
----------------------  ------------------------------  -----------------------
  3/1/2026                           220.00                         240,900
----------------------  ------------------------------  -----------------------

----------------------  ------------------------------  -----------------------

----------------------  ------------------------------  -----------------------

----------------------  ------------------------------  -----------------------

                                                                       2E-5SG-02


                            SECONDARY GUARANTEE RIDER

                  ISSUED BY NEW ENGLAND LIFE INSURANCE COMPANY

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page. A copy of the application for this Rider is attached to and made part of the Rider.

SECONDARY GUARANTEE       If, on a monthly anniversary day prior to the
BENEFIT                   Secondary Guarantee Date, shown on the Policy
                          Specifications page:

                          1.  The sum of all premiums paid on this Policy; less

                          2.  Any partial withdrawals; less

                          3. Any Cash Value paid to you to allow the Policy to continue to qualify as a life insurance contract; less

                          4.  Any outstanding Loan and Loan Interest.

                          is greater than or equal to the sum of the Secondary Guarantee Premium for each monthly anniversary since the Policy Date, this Policy will not lapse even if your Cash Surrender Value is not sufficient to cover the Monthly Deduction on a monthly anniversary day.

DEATH BENEFIT             The Death Benefit is the greater of:

                          1. The Face Amount of the Policy including any increases; and

                          2. The Death Benefit otherwise provided by the Policy including any increases.

                          Notwithstanding anything in this Policy, the Death Benefit will in no case be less than the amount necessary to cause the Policy to meet the requirements for the definition of a life insurance contract under the Internal Revenue Code of 1986 or any applicable successor.

MONTHLY COST OF RIDER     The Monthly Cost of Rider for the following month is
                          charged as part of the Monthly Deduction. The Monthly
                          Cost of Rider is the Monthly Cost of Rider Rate shown
                          on the Policy Specifications page, divided by 1000,
                          multiplied by:

                          1. The Face Amount of any Convertible Supplemental Coverage Term Rider; plus

                          2. The Net Amount at Risk. (See the Net Amount at Risk and the Allocation of the Net Amount at Risk to Coverages provisions in the Policy.)

POLICY CHANGES            The Secondary Guarantee Premium may change if any of
                          the following events occur prior to the Secondary
                          Guarantee Date shown on the Policy Specifications page:

                          1.  A change in the Policy's Face Amount;

                          2. The addition or deletion of or a change to a rider attached to this Policy;

                          3.  A change in Risk Classification of the Insured; or

                          4.  A change in Death Benefit Option.

                          The Secondary Guarantee Date will not change.

GUARANTEE GRACE PERIOD    If on a monthly anniversary day prior to the Secondary
                          Guarantee Date, the sum of all premiums paid on this Policy, reduced by any partial withdrawals, any Cash
                          Value paid to you to allow the Policy to continue to qualify as a life insurance contract and any outstanding Loan and loan interest, is less than the sum of the Secondary Guarantee Premiums for each monthly anniversary since the Policy Date, then the Guarantee Grace Period of 62 days will be allowed for the payment of a premium sufficient to keep this Rider in force. The Secondary Guarantee Date and the Secondary Guarantee Premium are shown on the Policy
                          Specifications page.

                          Notice of the amount of premium required to be paid to keep this Rider in force will be sent at the beginning of the Guarantee Grace Period to the last known address of the Owner and of any assignee of record. If we do not receive the premium required by the end of the Guarantee Grace Period, this Rider will terminate and the guarantee provided by this Rider will no longer be in effect. If the premium requirement is not met and death occurs during the Guarantee Grace Period, there is no deduction of the Rider premium required from the Death Benefit.

MISSTATEMENT OF AGE OR    If there is a misstatement of age or sex in the
SEX                       application and such determination is made prior to
                          the death of the Insured and while this Rider is in effect, then the Secondary Guarantee Premium will be that amount which corresponds to the Face Amount, as adjusted under the Policy, using the correct age and/or sex. The Secondary Guarantee Date will change based on the correct age.

SECONDARY GUARANTEE DATE  The date the Secondary Guarantee Rider expires. This date is shown on the Policy Specifications page.

SECONDARY GUARANTEE       The premium required to keep the Secondary Guarantee
PREMIUM                   Rider in force. This premium is shown on the Policy
                          Specifications page.

PREMIUM LIMITATIONS       We will restrict any premium payment that would cause
                          the Policy to fail the definition of life insurance as defined by Section 7702 of the Internal Revenue Code of 1986 or any applicable successor. This limitation will not cause this Rider to terminate. We will not restrict payment of any premium, which is required to maintain this Rider in force because such payment will cause the Death Benefit to increase by an amount that exceeds the premium received.

REINSTATEMENT             If this Rider terminates it may not be reinstated.

TERMINATION               This Rider will terminate on the first of the
                          following events to occur:

                          1.  The death of the Insured;

                          2. The date of termination of the Policy to which this Rider is attached;

                          3. The end of the Guarantee Grace Period following our notice to you that the premium requirement was not met;

                          4. The Secondary Guarantee Date shown on the Policy Specifications page;

                          5. The date a Change of Insured, on the Policy to which this Rider is attached, is executed;

                          6. The date the Term Insurance on Covered Insured Rider is added if the definition of life insurance test chosen for the Policy is the Guideline

                              Premium Test; and

                          7. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

CONTINUATION OF           Once this Rider has terminated, the base Policy may
INSURANCE                 continue in accordance with the provisions of the base
                          Policy but without the benefit provided by this Rider.

The Issue Date and the effective date of this Rider and the Policy are the same.


      /s/ [ILLEGIBLE]                                     /s/ [ILLEGIBLE]
         President                                           Secretary

                                                                       2E-5TC-02


                        SUPPLEMENTAL COVERAGE TERM RIDER

                  ISSUED BY NEW ENGLAND LIFE INSURANCE COMPANY

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page. A copy of the application for this Rider is attached to and made a part of the Rider.

FACE AMOUNT               The Face Amount of this Rider is shown on the Policy
                          Specifications page.

LIFE INSURANCE BENEFIT    This Rider provides non-convertible term life
                          insurance on the life of the Insured shown on the Policy Specifications page. We will pay the Death
                          Benefit of this Rider to the Beneficiary if the Insured dies while this Rider is in force.

                          The Death Benefit and Net Amount at Risk provisions in the Policy are modified so that where it states "Face Amount" it includes this Rider's Face Amount.

MONTHLY COST OF           The Monthly Cost of Insurance for the following month
INSURANCE                 is charged as part of the Monthly Deduction and is
                          included in the Total Monthly Cost of Insurance. The
                          Monthly Cost of Insurance is calculated as described in the Policy. (See the Monthly Deduction and the Monthly Cost of Insurance provisions in the Policy.)

MONTHLY COST OF           The Monthly Cost of Insurance Rate for this benefit is
INSURANCE RATES           based on the Insured's Attained Age, Risk
                          Classification and sex. Monthly Cost of Insurance
                          Rates will be determined by us based on our expectations as to future mortality, tax, interest earnings, expense and persistency experience. We will not adjust such rates as a means of recovering prior losses nor as a means of distributing prior profits.
                          These rates will not exceed those shown in the Table of Maximum Monthly Cost of Insurance Rates for the
                          Supplemental Coverage Term Rider.

MONTHLY ADMINISTRATION    An Administration and Issue Expense Charge for this
AND ISSUE EXPENSE         Rider will be charged as part of the Monthly
CHARGE                    Deduction. The Monthly Administrative and Issue
                          Expense Charge is calculated as described in the Monthly Administrative and Issue Expense Charge provision in the Policy; except that the provision is modified so that where it states "initial Face Amount" it includes this Rider's Face Amount.

DECREASES IN RIDER        You can request a decrease in this Rider's Face Amount
FACE AMOUNT               on any policy anniversary date. We must receive the
                          request in writing at our Home Office or any other office designated by us no more than 25 days prior to the policy anniversary on which the decrease is to be effective. We may consent to a requested decrease in this Rider's Face Amount that is received more than 25 days prior to a policy anniversary. If we consent to such a decrease, the decrease will be effective on the monthly anniversary on or following our receipt of the written request.

                          Any requested decrease in the Rider's Face Amount must be at least the Minimum Face Amount Decrease as shown on the Policy Specifications page.

                          If you request a change in Death Benefit Option, this Rider's Face Amount may be decreased. (See the Change in Death Benefit Option provision in your Policy.)

                          If you request a partial withdrawal, this Rider's Face Amount may be decreased. (See the Partial Withdrawal provision in your Policy.)

TERMINATION               This Rider will terminate upon the earliest of:

                          1.  The lapse of the Policy;

                          2.  The surrender of the Policy;

                          3.  The Insured's date of death;

                          4. A decrease in Face Amount that causes this Rider's Face Amount to go to zero;

                          5.  Attained Age 100 of the Insured; and

                          6. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and the Policy are the same.


      /s/ [ILLEGIBLE]                                     /s/ [ILLEGIBLE]
         President                                           Secretary

                TABLE OF MAXIMUM MONTHLY COST OF INSURANCE RATES
                                   PER $1,000

INSURED:                  [JOHN DOE]
COVERAGE:                 [SUPPLEMENTAL COVERAGE TERM RIDER]
POLICY NUMBER:            [16,000,001]

         ATTAINED                              ATTAINED                               ATTAINED          RATE
            AGE              RATE                 AGE              RATE                 AGE
            35              0.2408                71             5.4167
            36              0.2575                72             5.8967
            37              0.2783                73             6.4375
            38              0.3025                74             7.0275
            39              0.3300                75             7.6792
            40              0.3608                76             8.3508
            41              0.3975                77             9.0308
            42              0.4358                78             9.7083
            43              0.4783                79            10.4033
            44              0.5233                80            11.1458
            45              0.5750                81            11.9542
            46              0.6258                82            12.8517
            47              0.6817                83            13.8442
            48              0.7408                84            14.8950
            49              0.8067                85            15.9683
            50              0.8767                86            17.0300
            51              0.9567                87            18.0642
            52              1.0467                88            19.1925
            53              1.1492                89            20.3058
            54              1.2650                90            21.4217
            55              1.3875                91            22.5608
            56              1.5208                92            23.7717
            57              1.6583                93            25.3275
            58              1.8050                94            27.3308
            59              1.9575                95            30.2467
            60              2.1258                96            35.2508
            61              2.3158                97            44.0183
            62              2.5292                98            60.3150
            63              2.7708                99            83.3333
            64              3.0375
            65              3.3267
            66              3.6275
            67              3.9425
            68              4.2675
            69              4.6125
            70              4.9942

THESE RATES ARE FOR THE SUPPLEMENTAL COVERAGE TERM RIDER AS OF THE ISSUE DATE. THEY ARE BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY MORTALITY TABLE FOR A [MALE, SMOKER].

                                                                       E2-5TT-02


                         TEMPORARY TERM INSURANCE RIDER

                  ISSUED BY NEW ENGLAND LIFE INSURANCE COMPANY

TERM INSURANCE BENEFIT    We agree that the Policy and its riders will be in
                          force as temporary term insurance from the Issue Date to the Policy Date. During that period the amounts of insurance under the Policy and its riders will be the same as the amounts on the Policy Date.

                          During the temporary term insurance period the Policy will have no cash or loan value.

                          This Rider is made a part of the Policy to which it is attached if the Rider is listed on the Policy Specifications page.

                          The premium for this Rider is due on the Issue Date in the amount shown on the Policy Specifications page.



           ABCD                                                ABCD
         President                                           Secretary

                                                                      2E-5CIT-02


                     TERM INSURANCE ON COVERED INSURED RIDER

                  ISSUED BY NEW ENGLAND LIFE INSURANCE COMPANY

THE WAITING PERIODS FOR SUICIDE AND INCONTESTABILITY ARE DIFFERENT FROM THOSE IN THE POLICY AND BEGIN ON THE ISSUE DATE OF THE RIDER.

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page or on the Policy Specifications page for Policy Change. A copy of the application for this Rider is attached to and made part of the Rider.

FACE AMOUNT               The Face Amount for this Rider is the amount shown on
                          the Table of Maximum Monthly Cost of Rider Rates per
                          $1,000.

LIFE INSURANCE BENEFIT    If the Covered Insured dies while this Rider is in
                          force, the Face Amount of the Rider will be paid in one sum to the Beneficiary of the Rider.

COVERED INSURED           The Covered Insured is named in the application for
                          this Rider.

OWNER OF THIS RIDER       The Owner of this Rider is the Owner of the Policy and
                          cannot be changed.

MONTHLY COST OF RIDER     The Monthly Cost of Rider for the following month is
                          charged as part of the Monthly Deduction. The Monthly
                          Cost of Rider is the Monthly Rate shown on the Table of Maximum Monthly Cost of Rider Rates per $1,000 times the Face Amount of this Rider divided by 1,000.

MONTHLY COST OF RIDER     The Monthly Cost of Rider Rate for this benefit is
RATES                     based on the Insured's Attained Age, Risk
                          Classification and sex. The rates for the Rider are set by us each year on the rider anniversary, based on our expectations as to future mortality, tax, interest earnings, expense and persistency experience. We will not adjust such rates as a means of recovering prior losses nor as a means of distributing prior profits.
                          The rates for the Rider will never be more than the rates shown in the Table of Maximum Monthly Cost of Rider Rates per $1,000 for the Term Insurance on
                          Covered Insured Rider.

DECREASE IN RIDER         After the first policy year, the Face Amount of this
FACE AMOUNT               Rider can be decreased by sending us a written
                          request; but only if the Face Amount of the Rider after the decrease is at least $50,000, except with our consent. The decrease will become effective on the monthly anniversary on or following receipt of the request by us at our Home Office or any other office designated by us. Upon a decrease, the new Face Amount will be shown on the Policy Specifications page for Policy Change.

REINSTATEMENT             If this Rider lapses, you may reinstate it within
                          three years after the date of lapse. The Rider cannot be reinstated, except with our consent, if more than three years have passed since the date of lapse. To reinstate, you must submit the following items:

                          1.  A written application for Reinstatement;

                          2. Proof satisfactory to us that the Covered Insured is insurable by our standards; and

                          3. Payment, while the Covered Insured is living, of a premium large enough to keep the Rider in force for at least three months.

                          Upon Reinstatement, we will deduct any Monthly Cost of Rider due and unpaid at the time of lapse. The Insured must be alive on the date we approve the request for Reinstatement. If the Insured is not alive, such approval is void and of no effect.

                          The reinstated rider will be in force from the date we approve the Reinstatement application.

LIMITATIONS ON            This Rider can be reinstated only if the Policy is
REINSTATEMENT             also reinstated or is in force. If only a portion of
                          the Policy coverage is reinstated then only a portion of the Rider coverage may also be reinstated.

CONVERSION RIGHTS         The Owner may, before the rider anniversary on which
                          the Covered Insured is Attained Age 65, or if later, prior to the end of the fifth rider year, convert any portion of the insurance then in force under this Rider for a new policy:

                          1. If the Attained Age of the Covered Insured meets the issuing company's issue age requirements on the date of the conversion; and

                          2. If the issuing company's underwriting class requirements on the date of the conversion can be met.

                          Except with our consent, any Face Amount of the Rider that will remain after a conversion must be at least $50,000.

                          The new policy will be issued:

                          1.  On the life of the Covered Insured;

                          2.  Without proof of insurability;

                          3. With a Face Amount equal to the amount of term insurance being converted;

                          4. With the same underwriting class as this Rider, or the class we determine is closest to it if the class of this Rider is not offered on the new policy;

                          5.  With a current Policy Date;

                          6.  By us or by an affiliate designated by us;

                          7.  On a plan agreed to by the issuing company;

                          8. At the then current age of the Covered Insured as calculated by the issuing company for that plan of insurance;

                          9. Subject to payment of the first premium for the new policy;

                          10. On a policy form and at premium rates in use by
                              the issuing company on the Policy Date of the new policy; and

                          11. Subject to any assignments and limitations to
                              which this Rider is subject.

                          The conversion may be made only with our consent if:

                          1. The amount of term insurance you want to convert is less than the issuing company's published minimum limits of issue; or

                          2.  Any rider is to be attached to the new policy.

INCONTESTABILITY          The insurance issued under this Rider will not be
                          contestable after it has been in force during the life of the Covered Insured for two years from the Issue
                          Date of the Rider.

SUICIDE EXCLUSION         If the Covered Insured dies by suicide, while sane or
                          insane, within two years from the Issue Date of this
                          Rider:

                          1.  The Face Amount will not be paid;

                          2.  The Rider will terminate; and

                          3. The Monthly Deductions paid for the Rider will be paid in one sum to the Beneficiary of the Rider.


MISSTATEMENT OF AGE OR    If the age or sex of the Covered Insured has not been
SEX OF COVERED            correctly stated in the application, the Death
INSURED                   Benefit for this Rider will be corrected. The Death
                          Benefit will be that which the most recent Monthly
                          Deduction for the Rider would have purchased for the correct age or sex.


TERMINATION               This Rider will terminate upon the earliest of:

                          1. The conversion of the entire Face Amount of the Rider to a new policy;

                          2.  The lapse of the Policy;

                          3.  The surrender of the Policy;

                          4.  The Insured's date of death;

                          5. The Expiry Date shown for the Rider in the Table of Maximum Monthly Cost of Rider Rates per $1,000 for the Term Insurance on Covered Insured Rider; and

                          6. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and the Policy are the same unless another Issue Date is shown below. The insurance provided by this Rider will be in force from the Issue Date of the Rider.

---------------------
Issue Date



           ABCD                                                ABCD
         President                                           Secretary

                  TABLE OF MAXIMUM MONTHLY COST OF RIDER RATES
                                   PER $1,000

COVERED INSURED:          JOHN DOE
COVERAGE:                 TERM INSURANCE ON COVERED INSURED RIDER
ISSUE AGE:                                                   [35]  RIDER FACE AMOUNT:                                 [$50,000]
RISK CLASSIFICATION:                            [STANDARD SMOKER]  RIDER EXPIRY DATE:                         [JANUARY 1, 2067]
POLICY NUMBER:                                       [16,000,001]  SEX:                                                  [MALE]

         ATTAINED                                  ATTAINED                                 ATTAINED           RATE
            AGE                  RATE                 AGE                 RATE                 AGE
            35                  0.2192                71                 4.9242
            36                  0.2342                72                 5.3608
            37                  0.2533                73                 5.8525
            38                  0.2750                74                 6.3883
            39                  0.3000                75                 6.9808
            40                  0.3283                76                 7.5917
            41                  0.3617                77                 8.2100
            42                  0.3958                78                 8.8258
            43                  0.4350                79                 9.4575
            44                  0.4758                80                10.1325
            45                  0.5225                81                10.8675
            46                  0.5692                82                11.6833
            47                  0.6200                83                12.5858
            48                  0.6733                84                13.5408
            49                  0.7333                85                14.5167
            50                  0.7967                86                15.4817
            51                  0.8700                87                16.4217
            52                  0.9517                88                17.4475
            53                  1.0450                89                18.4600
            54                  1.1500                90                19.4742
            55                  1.2617                91                20.5100
            56                  1.3825                92                21.6108
            57                  1.5075                93                23.0250
            58                  1.6408                94                24.8458
            59                  1.7792                95                27.4967
            60                  1.9325                96                32.0458
            61                  2.1050                97                40.0167
            62                  2.2992                98                54.8317
            63                  2.5192                99                83.3333
            64                  2.7617
            65                  3.0242
            66                  3.2975
            67                  3.5842
            68                  3.8792
            69                  4.1933
            70                  4.5400

THESE RATES ARE FOR THE TERM INSURANCE ON COVERED INSURED RIDER AS OF THE ISSUE DATE. THEY ARE BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY MORTALITY TABLE FOR A [MALE, SMOKER].

                                                                      2E-5WMD-02


                        WAIVER OF MONTHLY DEDUCTION RIDER

                  ISSUED BY NEW ENGLAND LIFE INSURANCE COMPANY

THE WAITING PERIOD FOR INCONTESTABILITY IS DIFFERENT FROM THAT IN THE POLICY AND BEGINS ON THE ISSUE DATE OF THIS RIDER.

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page or on the Policy Specifications page for Policy Change. A copy of the application for this Rider is attached to and made part of the Rider.


WAIVER OF MONTHLY         We will waive the Monthly Deductions for this Policy
DEDUCTION BENEFIT         if:


                          1. You furnish us with written proof that the Insured is totally disabled, as defined in this Rider;

                          2. The Insured becomes disabled after age 5 and before age 65;

                          3. Disability has continued without interruption for at least six months; and

                          4.  This Rider is in force.

                          Monthly Deductions for this Policy will be waived as follows:

                          Disability Beginning Before Age 60. If the Insured's disability begins before age 60, we will waive Monthly Deductions which were due during the six months of uninterrupted disability. After that, we will continue to waive Monthly Deductions. However, the Insured must continue to be totally disabled.

                          Disability Beginning Between Ages 60 and 65. If the Insured's disability begins on or after age 60 but before age 65, we will waive Monthly Deductions which were due during the six months of uninterrupted disability. We will continue to waive Monthly Deductions after that, but no later than age 65. However, the Insured must continue to be totally disabled.

DEFINITION OF AGE 5,      "Age 5," "Age 60," and "Age 65" begin on the policy
AGE 60, AND AGE 65        anniversary nearest the Insured's 5th, 60th,and 65th
                          birthdays, respectively.

INCREASE IN WAIVER        Coverage under this Rider can be increased, subject to
COVERAGE                  our underwriting rules, if the Face Amount of the
                          Policy is increased and if the Insured is not totally disabled. The increase in waiver coverage is subject to:

                          1. The terms for a requested increase in Face Amount as stated in the Change in Face Amount provision of the Policy;

                          2. Our limits for Waiver of Monthly Deduction benefits; and

                          3.  An increase in the Cost of Rider.

                          Application to increase the Face Amount of the Policy will also be deemed to be application to increase waiver coverage under this Rider, unless otherwise stated.

MONTHLY COST OF RIDER     The Monthly Cost of Rider for the following month is
                          charged as part of the Monthly Deduction. The Monthly
                          Cost of Rider is the Monthly Cost of Rider Rate divided by 100 times the Policy's Monthly Deduction not including the cost of this Rider. The Monthly Cost of Rider Rate for this benefit is based on the Insured's Attained Age.

TOTAL DISABILITY          "Total Disability" means the inability of the Insured
                          to perform the substantial and material duties of his or her regular occupation. Such disability must be the result of an accidental bodily injury or a sickness.
                          The injury or sickness must first manifest itself after the Issue Date of this Rider.

                          However, after this period of disability has continued for 60 months, the Insured will be considered to be totally disabled only if he or she is unable to perform the substantial and material duties of any occupation for which he or she is reasonably fitted by education, training or experience.

                          If after this Rider becomes effective, the Insured suffers the total and irrecoverable loss of:

                          1.  The sight in both eyes;

                          2.  The use of both hands or both feet; or

                          3.  The use of one hand and one foot.

                          this will be considered total disability as defined in this Rider. Upon such a loss the Insured will still be considered disabled even though working at an occupation

RECURRENT TOTAL           If, while the Policy and Rider are in force, the
DISABILITY                Insured becomes disabled again after having been
                          totally disabled before, the new disability will be considered a continuation of the previous period unless:

                          1.  It is due to an entirely different cause; or

                          2. The Insured has performed all of the material and substantial duties of a gainful occupation for a continuous period of six months or more between such periods of total disability.

RISKS NOT ASSUMED         We will not waive Monthly Deductions under this Rider
                          if disability results from war or any act of war while the Insured is in the military, naval or air forces of any country at war. We will also not waive Monthly
                          Deductions if the Insured becomes disabled while in a civilian non-combatant unit serving with such forces.
                          "War" includes undeclared war and "any country" includes any international organization or combination of countries.

NOTICE OF CLAIM AND       Before we waive any Monthly Deductions, we must
PROOF OF DISABILITY       receive the following at our Home Office or any other
                          office designated by us:

                          1. Written notice of claim for this benefit during the lifetime of the Insured. This notice must be submitted during the continuance of total disability. This notice must be submitted no later than six months after this Rider terminates; and

                          2. Written proof of total disability within six months after we receive written notice of claim. In no event should this proof be submitted later than the date when any of the following events first occurs:

                              a.  One year after age 65 of the Insured;

                              b.  Surrender of the Policy; and

                              c. One year from the due date of the first unpaid Monthly Deduction.

                          Failure to give such notice and proof within the time allowed will not void the claim. We will consider the claim if you show us that it was not reasonably possible to file notice and proof on time. However, you must file notice and proof as soon as reasonably possible. In no event will any Monthly Deduction be waived or refunded if its due date was more than one year before we received notice of the claim.

                          We will require no further proof of disability and we will automatically waive all further Monthly Deductions if:

                          1.  The Insured is totally disabled at age 65; and

                          2. All Monthly Deductions for at least the five years preceding age 65 have been waived.

EXAMINATION OF THE        We have the right to have the Insured examined by our
INSURED AND PROOF OF      appointed examiner. Such exam will be at our expense.
CONTINUED DISABILITY

                          We also have the right to require written proof of continuance of disability from the Insured at the following times:

                          1.  After receipt of notice of claim;

                          2. At reasonable intervals within two years after we receive proof of total disability; and

                          3. Not more than once each year after the first two years.

                          We will not waive any further Monthly Deductions if the Insured refuses to be medically examined. Nor will we waive further Monthly Deductions if proof of continuance of disability is not furnished when we request it.

INCONTESTABILITY          We cannot contest this Rider after it has been in
                          force during the lifetime of the Insured, excluding any period the Insured is totally disabled:

                          1. With respect to the original waiver coverage under this rider, for two years from the Issue Date of this Rider; and

                          2. With respect to each increase in waiver coverage under this Rider, for two years from the effective date of each increase in face amount under the Policy.

GENERAL PROVISIONS        If the Insured becomes totally disabled during the
                          Grace Period and becomes eligible for the Waiver of Monthly Deduction Benefit, we will waive the Monthly
                          Deductions that were due during the Grace Period.

TERMINATION               This Rider will terminate on the first of the
                          following events to occur:

                          1. Attained Age 65 of the Insured. This will be without prejudice to any benefits granted for total disability occurring before age 65;

                          2.  The date the Policy lapses;

                          3.  The date the Policy is surrendered;

                          4.  The date of death of the Insured;

                          5. The date of an increase in Face Amount of the Policy which does not qualify for an increase in coverage under this Rider;

                          6. The date a Waiver of Specified Premium Rider is added to the Policy to which this Rider is attached; and

                          7. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and the Policy are the same unless another Issue Date is shown below.

------------------------
Issue Date

      /s/ [ILLEGIBLE]                                     /s/ [ILLEGIBLE]
         President                                           Secretary

                  TABLE OF MAXIMUM MONTHLY COST OF RIDER RATES
                                    PER $100

INSURED:                  [JOHN DOE]
COVERAGE:                 [WAIVER OF MONTHLY DEDUCTION RIDER]
POLICY NUMBER:            [16,000,001]

      ATTAINED                                  ATTAINED                                  ATTAINED
        AGE                  RATE                  AGE                 RATE                  AGE                 RATE
         35                  6.300000
         36                  6.800000
         37                  7.100000
         38                  7.600000
         39                  8.090000
         40                  8.510000
         41                  8.930000
         42                  9.770000
         43                 10.230000
         44                 10.930000
         45                 11.500000
         46                 12.000000
         47                 12.500000
         48                 13.000000
         49                 14.000000
         50                 14.500000
         51                 15.000000
         52                 16.280000
         53                 17.500000
         54                 18.000000
         55                 18.500000
         56                 19.430000
         57                 19.950000
         58                 20.330000
         59                 20.480000
         60                  6.200000
         61                  5.500000
         62                  4.750000
         63                  4.000000
         64                  3.000000

                                                                      2E-5WSP-02


                       WAIVER OF SPECIFIED PREMIUM RIDER

                  ISSUED BY NEW ENGLAND LIFE INSURANCE COMPANY

THE WAITING PERIOD FOR INCONTESTABILITY IS DIFFERENT FROM THAT IN THE POLICY AND BEGINS ON THE ISSUE DATE OF THIS RIDER.

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page or on the Policy Specifications page for Policy Change. A copy of the application for this Rider is attached to and made part of the Rider.

WAIVER OF SPECIFIED       We will credit to the Policy, as a premium payment,
PREMIUM BENEFIT           the amount shown as the monthly premium waived on the
                          Policy Specifications page if:

                          1. You furnish us with written proof that the Insured is totally disabled, as defined in this Rider;

                          2. The Insured becomes disabled after age 5 and before age 65;

                          3. Disability has continued without interruption for at least six months; and

                          4.  This Rider is in force.

                          The monthly premium waived will be credited as premium to the Policy as long as the Policy remains in force as follows:

                          Disability Beginning Before Age 60. If the Insured's disability begins before age 60, we will credit the monthly premiums waived which were due during the six months of uninterrupted disability. After that, we will continue to credit the monthly premiums waived. However, the Insured must continue to be totally disabled.

                          Disability Beginning Between Ages 60 and 65. If the Insured's disability begins on or after age 60 but before age 65, we will credit the monthly premiums waived which were due during the six months of uninterrupted disability. We will continue to credit the monthly premiums waived after that, but no later than age 65. However, the Insured must continue to be totally disabled.

                          The Policy to which this Rider is attached is intended to qualify as a life insurance contract under the Internal Revenue Code or any applicable successor provision or any interpretive regulation or rulings by the Internal Revenue Service. To that end, if you have selected the Guideline Premium Test for the Policy (See the Definition of Life Insurance provision of the Policy), premiums on the Policy are limited to an amount no greater than that allowing the Policy to continue to qualify. Therefore, the portion of any monthly premium waived that would disqualify the Policy will be paid to you in cash.

DEFINITION OF AGE 5,      "Age 5," "Age 60," and "Age 65" begin on the policy
AGE 60 AND AGE 65         anniversary nearest the Insured's 5th, 60th and 65th
                          birthdays, respectively.

INCREASE IN WAIVER        Coverage under this Rider can be increased, subject to
COVERAGE                  our underwriting
                          rules, if the Face Amount of the Policy is increased and if the Insured is not totally disabled. The increase in waiver coverage is subject to:

                          1. The terms for a requested increase in Face Amount as stated in the Change in Face Amount provision of the Policy;

                          2. Our limits for Waiver of Specified Premium benefits; and

                          3.  An increase in the Cost of Rider.

POLICY LAPSE              Crediting of the monthly premium waived to the Policy
                          does not guarantee that the Policy will remain in force.

MONTHLY COST OF RIDER     The Monthly Cost of Rider for the following month is
                          charged as part of the Monthly Deduction. The Monthly
                          Cost of Rider is calculated as (1) multiplied by (2) where:

                          1. Is the Monthly Cost of Rider Rate for this Rider divided by 100; and

                          2.  Is the monthly premium waived.

                          The Monthly Cost of Rider Rate for this benefit is based on the Insured's Attained Age.

TOTAL DISABILITY         "Total Disability" means the inability of the Insured
                          to perform the substantial and material duties of his or her regular occupation. Such disability must be the result of an accidental bodily injury or a sickness. The injury or sickness must first manifest itself after the Issue Date of this Rider.

                          However, after this period of disability has continued for 60 months, the Insured will be considered to be totally disabled only if he or she is unable to perform the substantial and material duties of any occupation for which he or she is reasonably fitted by education, training or experience.

                          If, after this Rider becomes effective, the Insured suffers the total and irrecoverable loss of:

                          1.  The sight in both eyes;

                          2.  The use of both hands or both feet; or

                          3.  The use of one hand and one foot.

                          this will be considered total disability as defined in this Rider. Upon such a loss the Insured will still be considered disabled even though working at an occupation.

RECURRENT TOTAL           If, while the Policy and this Rider are in force, the
DISABILITY                Insured becomes disabled again after having been
                          totally disabled before, the new disability will be considered a continuation of the previous period unless:

                          1.  It is due to an entirely different cause; or

                          2. The Insured has performed all of the material and substantial duties of a gainful occupation for a continuous period of six months or more between such periods of total disability.

RISKS NOT ASSUMED         We will not credit the monthly premium waived under
                          this Rider to the Policy if disability results from war or any act of war while the Insured is in the military, naval or air forces of any country at war.
                          We will also not credit the monthly premium waived if the Insured becomes disabled while in a civilian non-combatant unit serving with such forces. "War" includes undeclared war and "any country" includes any international organization or combination of countries.

NOTICE OF CLAIM AND       Before we credit any monthly premium waived to the
PROOF OF DISABILITY       Policy, we must receive the following at our Home
                          Office or any other office designated by us:

                          1. Written notice of claim for this benefit during the lifetime of the Insured. This notice must be submitted during the continuance of total disability. This notice must be submitted no later than six months after this Rider terminates; and

                          2. Written proof of total disability within six months after we receive written notice of claim. In no event should this proof be submitted later than the date when any of the following events first occurs:

                              a.  One year after age 65 of the Insured;

                              b.  Surrender of the Policy; and

                              c. One year from the due date of the first unpaid Monthly Deduction.

                          Failure to give such notice and proof within the time allowed will not void the claim. We will consider the claim if you show us that it was not reasonably possible to file notice and proof on time. However, you must file notice and proof as soon as reasonably possible. In no event will we credit any monthly premium waived if its due date was more than one year before we received notice of the claim.

                          We will require no further proof of disability and we will automatically credit further monthly premiums waived if:

                              1.  The Insured is totally disabled at age 65; and

                              2. All monthly premiums waived for at least the five years preceding age 65 have been credited.

EXAMINATION OF THE        We have the right to have the Insured examined by our
INSURED AND PROOF OF      appointed examiner. Such exam will be at our expense.
CONTINUED DISABILITY      We also have the right to require written proof of
                          continuance of disability from theInsured at the following times:

                          1.  After receipt of notice of claim;

                          2. At reasonable intervals within two years after we receive proof of total disability; and

                          3. Not more than once each year after the first two years.

                          We will not credit to the Policy any further monthly premiums waived if the Insured refuses to be medically examined. Nor will we credit to the Policy further monthly premiums waived if proof of continuance of disability is not furnished when we request it.

INCONTESTABILITY          We cannot contest this Rider after it has been in
                          force during the lifetime of the Insured, excluding any period the Insured is totally disabled:

                          1. With respect to the original waiver coverage under this Rider, for two years from the Issue Date of this Rider; and

                          2. With respect to each increase in waiver coverage under this Rider, for two years from the effective date of each increase in Face Amount under the Policy.

GENERAL PROVISIONS        If the Insured becomes totally disabled during the
                          Grace Period and becomes eligible for the Waiver of Specified Premium Benefit, we will credit to the Policy any monthly premiums waived during the Grace
                          Period.

TERMINATION               This Rider will terminate on the first of the
                          following events to occur:

                          1. Attained Age 65 of the Insured. This will be without prejudice to any benefits granted for total disability occurring before age 65;

                          2.  The date the Policy lapses;

                          3.  The date the Policy is surrendered;

                          4.  The date of death of the Insured;

                          5. The date of an increase in Face Amount of the Policy which does not qualify for an increase in coverage under this Rider;

                          6. The date a Waiver of Monthly Deduction Rider is added to the Policy to which this Rider is attached; and

                          7. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and the Policy are the same unless another Issue Date is shown below.


------------------------
Issue Date


      /s/ [ILLEGIBLE]                                     /s/ [ILLEGIBLE]
         President                                           Secretary

                  TABLE OF MAXIMUM MONTHLY COST OF RIDER RATES
                                    PER $100

INSURED:                  [JOHN DOE]
COVERAGE:                 [WAIVER OF SPECIFIED PREMIUM RIDER]
POLICY NUMBER:            [16,000,001]

      ATTAINED                                  ATTAINED                                  ATTAINED
        AGE                  RATE                  AGE                 RATE                  AGE               RATE
         35                3.000000
         36                3.250000
         37                3.250000
         38                3.250000
         39                3.250000
         40                3.250000
         41                3.250000
         42                3.250000
         43                3.400000
         44                3.600000
         45                3.800000
         46                4.000000
         47                4.250000
         48                4.500000
         49                5.000000
         50                5.250000
         51                5.500000
         52                6.000000
         53                6.500000
         54                6.750000
         55                7.000000
         56                7.000000
         57                7.250000
         58                7.000000
         59                6.250000
         60                5.250000
         61                4.750000
         62                4.000000
         63                3.250000
         64                2.000000